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                                                                   EXHIBIT 10.1

                                  MAXXAM INC.
                         TAX ALLOCATION AGREEMENT WITH
                           MAXXAM GROUP HOLDINGS INC.
                              OF DECEMBER 23, 1996


         This Agreement is made as of December 23, 1996, between MAXXAM Inc. ("Parent"), a Delaware corporation, and MAXXAM Group Holdings Inc. ("MGHI"), a Delaware corporation.

         WHEREAS, MGHI is currently a member of the affiliated group within the meaning of Section 1504(a) of The Internal Revenue Code of 1986, as amended (the "Code") of which Parent is the common parent corporation (the "Group"); and

         WHEREAS, pursuant to a tax allocation agreement dated as of May 21, 1988 (the "May 88 Agreement"), Parent and certain of its then existing subsidiaries, including MAXXAM Group Inc. ("MGI"), a Delaware Corporation, The Pacific Lumber Company ("Pacific Lumber"), a Delaware corporation, MAXXAM Properties Inc. ("MPI"), a Delaware corporation, and Yosuba Farms ("Yosuba"), a California corporation, established a Tax Allocation Method, as hereinafter defined. As used herein, the term "Tax Allocation Method" shall mean a method for allocating the consolidated tax liability of a group among its members and for reimbursing the group's parent for the payment of such liability; and

         WHEREAS, pursuant to a tax allocation agreement dated as of July 3, 1990, Parent and Britt Lumber Co., Inc. ("Britt"), a
California corporation, established a Tax Allocation Method (the "Britt Agreement"); and

         WHEREAS, pursuant to a tax allocation agreement dated as of March 23, 1993, Parent and Pacific Lumber amended the May 88 Agreement with respect to Pacific Lumber and established a Tax




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Allocation Method with respect to certain Pacific Lumber subsidiaries (the "PL
Agreement"); and

         WHEREAS, on December 23, 1996, MGHI issued $130,000,000 of its Senior Secured Notes due 2003 (the "Notes"); and

         WHEREAS, from time to time, MGHI or any of its Restricted Subsidiaries (as hereinafter defined) may incorporate a Restricted Subsidiary which may become a member of the Group; and

         WHEREAS, pursuant to a tax allocation agreement dated as of August 4, 1993, Parent and MGI further amended the May 88 Agreement solely with respect to MGI such that MGI and its subsidiaries, excluding Salmon Creek Corporation, will ultimately pay Parent Federal income taxes as if they filed on a consolidated basis with respect to taxable periods beginning on or after August 4, 1993 (the "Revised MGI Agreement").

         NOW, THEREFORE, in consideration of the promises and of the mutual agreements and covenants contained herein, Parent and MGHI hereby agree as follows:

1. MGHI shall cause any Restricted Subsidiary, at the time that it becomes a member of the Group, to agree to be included in Parent's consolidated Federal income tax return for all taxable years during which such Restricted Subsidiary is eligible to be included in Parent's consolidated Federal income tax return. Restricted Subsidiary shall mean a Restricted Subsidiary as defined in the indenture dated as of December 23, 1996 by and between MGHI, as Issuer, Parent, as Guarantor, and First Bank National Association, as Trustee, for the Notes (the "Indenture").

2. MGHI shall cause any Restricted Subsidiary which becomes a member of the Group to execute any consents and other documents as are necessary in connection therewith.




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3.       Except with respect to any payments to Parent that are  required under this Agreement, the May 88 Agreement, the Britt Agreement, the PL Agreement or the Revised MGI Agreement, Parent shall indemnify MGHI and each MGHI Subgroup Subsidiary (as hereinafter defined) and hold them harmless against all Federal income tax liabilities relating to taxable years of MGHI and each MGHI Subgroup Subsidiary during which MGHI and each MGHI Subgroup Subsidiary is or was a member of the Group.

4.       (a)     For purposes of making the computations described herein, MGHI and all lower (with respect to MGHI) tier entities, including newly-formed Restricted Subsidiaries but excluding Salmon
                 Creek Corporation, (individually and collectively referred to as "MGHI Subgroup Subsidiary" or "MGHI Subgroup Subsidiaries") in which MGHI has direct or indirect ownership shall be treated as an affiliated group of corporations (the "MGHI
                 Subgroup"), the common parent of which is MGHI, provided, however, that the MGHI Subgroup shall only include any MGHI
                 Subgroup Subsidiary to the extent that such MGHI Subgroup
                 Subsidiary meets the test of affiliation under Section 1504 of the Code as it would apply to the MGHI Subgroup. MGHI and each MGHI Subgroup Subsidiary shall sometimes be referred to as "MGHI Subgroup Members".

         (b) The tax liability required of MGHI shall be equal to MGHI's Tentative Tax Liability (as hereinafter defined) minus MGI's Tentative Tax Liability (as determined under the Revised MGI Agreement).

         (c) The computation of the Federal income tax liability of MGHI shall take into account the taxable income, loss, credits and other tax attributes of each MGHI Subgroup Subsidiary as if MGHI filed a consolidated return with




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                 each MGHI Subgroup Subsidiary (taking into account all
                 applicable limitations under the Code) ("MGHI's Tentative Tax Liability"). In calculating such liability, all intercompany transactions between MGHI Subgroup Members shall be treated consistent with the consolidated return Treasury Regulations.

         (d) To the extent that MGHI's Tentative Tax Liability is less than MGI's Tentative Tax Liability, Parent shall pay the amount of such difference to MGHI.

         (e) For purposes of Section 4(c) of this Agreement, any net operating loss carryforwards available to the MGI Subgroup on the date hereof under the Revised MGI Agreement shall be available to offset income of the MGHI Subgroup in the same manner as under the Revised MGI Agreement.

         (f)     If the calculation of MGHI's Tentative Tax Liability in
                 Section 4(c) results in a net operating loss that can be carried back to a prior taxable period or periods with respect to which MGHI made payments to Parent under this Agreement, then, in that event, Parent shall pay MGHI an amount equal to the tax refund to which MGHI would have been entitled consistent with this Section 4.

         (g)     If the calculation of MGHI's Tentative Tax Liability in
                 Section 4(c) results in a net operating loss that cannot be carried back pursuant to the preceding subsection (f), then, in that event, such net operating loss shall be a net operating loss carryover to be used by the MGHI Subgroup in computing its Federal income tax liability pursuant to the preceding subsection (c) for future taxable periods, under the law applicable to net operating loss carryovers in general.




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5.       This Agreement shall be effective for the Group's 1996 taxable period and all subsequent taxable periods until the earliest date on which (i) MGHI ceases to be a member of the Group, (ii) the Group no longer remains in existence within the meaning of Treasury Regulation Section 1.1502-75(a), or
(iii) the Group is no longer eligible to file, or is no longer eligible to join in the filing of, a consolidated return for Federal income tax purposes. Prior to or upon termination of this Agreement, the parties may enter into a new agreement, consistent with the provisions of this Agreement, taking into account, among other things, to the extent applicable, the manner in which MGHI ceased to be a member of the Group, the reason that the Group is no longer in existence, or the reason that Parent and/or MGHI can no longer join in the same consolidated return.

6. This Agreement is entered into by the parties solely in recognition of the mutual benefits resulting from filing a Federal (or state or other local) consolidated or combined tax return. The respective amounts of tax liability allocated to each MGHI Subgroup Member for purposes of computing such corporation's earnings and profits for Federal (or any other) income tax purposes may differ from those determined in accordance with this Agreement. Furthermore, any amount treated for Federal (or state or other local) income tax purposes, on account of such a difference, as a contribution to capital or a distribution with respect to stock, or a combination thereof, as the case may be, shall be treated as a contribution to capital, a distribution with respect to stock, or a combination thereof, solely for Federal (or state or other local) income tax purposes.

7. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.




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         IN WITNESS WHEREOF, Parent and MGHI have executed this Agreement by authorized officers thereof as of the date first above written.



         MAXXAM Inc.

            By: /s/ RONALD L. REMAN
               -----------------------------------
          Name: Ronald L. Reman
         Title: Vice President - Taxes


         MAXXAM Group Holdings Inc.


            By: /s/ TERRY FREEMAN
               -----------------------------------
          Name: Terry Freeman
         Title: Assistant Controller